SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 16, 2016

EVENT CARDIO GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	0-52518	20-8051714
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

739 Colony Palm Drive Boynton Beach, Florida	33436

 (Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 FORWARD LOOKING STATEMENTS

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Event Cardio Group Inc. and its subsidiaries (collectively, “ECGI”, “We”, “Our” or the “Company”) to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe ECGI’s future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. ECGI’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, ECGI undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 2.01 Entry into a Material Definitive Agreement.

Event Cardio Group Inc. has entered into Subscription Agreements with ten individuals who have agreed to pay an aggregate of Cdn$1,500,000 (US$1,082,251) for an aggregate of 16,901,400 million shares of the Company’s common stock and 10,000,000 warrants to purchase shares of the Company’s common stock. The Warrants are exercisable until February 28, 2019, at an exercise price of US$0.15 per share. The Subscription Agreements provide for monthly payments to be made to the Company in accordance with a schedule attached to the Subscription Agreements and, to date, the investors have remitted an aggregate of Cdn$335,000 (US$241,702) to the Company. The form of Subscription Agreements and Warrants have been filed as Exhibits to this report.

The Company anticipates that the majority of the proceeds received from the investors will be used to finalize the development of its heart monitor and activities necessary to finalize and submit the application for approval to HealthCare Canada and a 510(k) application to the United States FDA. The Company anticipates that it will require additional investments to commence commercial distribution of its heart monitor and the software to be used to process information received from patients wearing the heart monitor.

As a condition to the subscription by the investors, 2399371 Ontario Inc., which inclusive of accrued interest is due Cdn$960,300 (US$692,857) from the Company, agreed to extend the due date of all amounts owed until January 31, 2018. 23999371 Ontario Inc. and the Company entered into a 12% Convertible Promissory Note in substitution for the Notes currently evidencing the amounts due the lender. Further, in the Convertible Promissory Note 2399371 Ontario Inc. waived its right to receive any of the proceeds from the amounts to be received from the current investors and from any future issuances of equity or debt made by the Company. In consideration of the concessions made by 2399371 Ontario Inc., the Company agreed that it would have the right to convert the principal amounts due and all interest accrued thereon into shares of common stock of the Company at an initial conversion price of Cdn$0.0873 per share and issued to it a warrant to purchase 3,000,000 shares of the Company’s common stock exercisable until February 28, 2019, at a price of US$0.01 per share. A copy of the 12% Convertible Promissory Note and warrant have been filed as exhibits to this report.

As an additional condition to the investment by the ten investors, John Bentivoglio, currently the sole director of the Company, agreed to amend his Employment Agreement and to appoint additional directors to the Company’s Board in consultation with Frank Sgro and Gino Alberelli, the representatives of the lender and ten investors, respectively. It is anticipated that the additional directors will only begin to serve at such time as the Company has obtained directors’ and officers’ insurance in amounts acceptable to the new directors.

Mr. Bentivoglio’s Employment Agreement will be revised to provide for a term of 2 years commencing February 1, 2016. His salary for the first year will be US$100,000 and for the second year will be determined no later than the end of January 2017 in consultation with the Board of Directors of the Company. In addition, Mr. Bentivoglio will be entitled to receive a bonus of $225,000 when the Company achieves profitable operations. The bonus will be paid by remitting to Mr. Bentivoglio 25% of the Company’s profits in excess of $200,000 until the bonus has been satisfied. If the Company is sold before the bonus has been paid in full, Mr. Bentivoglio will be paid such amount out of the proceeds of the sale or, in the event of a stock sale, out of the Company’s cash on hand. If Mr. Bentivoglio leaves the employ of the Company before the bonus is paid in full, it will be paid at such time as the conditions to payment are met, provided he is then not competing with the Company. The revisions to Mr. Bentivoglio’s Employment Agreement are currently being documented and the amendment will be filed as an Exhibit to an amendment to this Report.

As an inducement to Mr. Bentivoglio to amend his employment agreement the Company issued to him a Warrant to purchase 3,000,000 shares of the Company’s common stock exercisable until February 28, 2019, at a price of $.01 per share. In addition, for consultation services previously rendered to the Company and his agreement to continue to consult with the Company, the Company has agreed to issue Warrants to purchase 2,000,000 shares of the Company’s common stock exercisable until February 28, 2019 at a price of $0.01 per share to Mr. Gino Alberelli. As an inducement to future efforts on behalf of the Company, the Company has agreed to issue Warrants to purchase 2,000,000 shares of the Company’s common stock exercisable until February 28, 2019 at a price of $0.01 per share to each of Richard Smith and Ricardo Rodriguez, engineers at Contex Engineering, which has been developing the Company’s hear monitor, and the Company’s counsel, except that the Warrants issued to counsel are exercisable at US$0.03 per share.

Item 8.01 Other Events.

Dispute with Life Medical

The Company anticipates that it will devote the majority of the proceeds received from the current ten investors to the development of its heart monitor and obtaining the regulatory approvals necessary to market the product in Canada and the United States. Further, until the Company has received the necessary approvals and sufficient amounts to commence the marketing of its heart monitor, it is not likely to devote significant time or monies to Life Medical’s Technologies’ BreastCare®. Life Medical contends that the Company, acting through its subsidiary which is party to the License Agreement with Life Medical, is in default of its obligations under the License Agreement and owes Life Medical an aggregate of approximately $800,000 in respect of minimum royalties due in January 2016, and amounts payable as a result of the failure to timely develop the territories which are the subject of the License Agreement between the Company and Medpac Asia Pacific Pty, Ltd.

The Company’s subsidiary is currently in litigation with Life Medical over the status of the License Agreement between them. As the litigation is in the preliminary stage, there is no assurance that there will be a successful outcome. Unless the Company were to achieve a favorable result in this litigation or achieve a settlement with Life Medical, which is doubtful if the Company does not raise significant monies for development of Breastcare® in the immediate future, it is likely that the Company will lose or forfeit its right to distribute BreastCare®.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of Subscription Agreement
10.2	Form of Warrant issued to Investors
10.3	12% Convertible Promissory Note
10.4	Warrant issued to 2399371 Ontario Inc.
10.5	Form of warrant issued to Messrs. Alberelli, Bentivoglio, Rodriguez, Smith and Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2016

EVENT CARDIO GROUP INC.

By:	/s/ John Bentivoglio
John Bentivoglio
Chief Executive Officer